Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Steve Lackey
	(212) 635-1569	(212) 635-1578

THE BANK OF NEW YORK MELLON CORPORATION REPORTS

FIRST QUARTER CONTINUING EPS OF $0.28 IMPACTED BY:

•	$0.21 per share resulting from investment and goodwill write-downs
•	$0.04 per share from merger and integration expenses

STRENGTHENED CAPITAL RATIOS

TIER 1 13.8% (11.2% EXCLUDING TARP), TCE 4.2%

REVENUE IMPACTED BY LOWER EQUITY MARKET VALUES,

CLIENT VOLUMES AND INTEREST RATES

INCREASED MARKET SHARE AND WELL-CONTROLLED EXPENSES

QUARTERLY DIVIDEND REDUCED TO 9 CENTS; BUILDING CAPITAL LEVELS FOR

FLEXIBILITY, GROWTH AND THE REPAYMENT OF TARP WHEN PERMITTED

NEW YORK, April 21, 2009 — The Bank of New York Mellon Corporation (NYSE:BK) today reported first quarter income from continuing operations applicable to common shareholders of $322 million, or $0.28 per common share. This compares to income from continuing operations applicable to common shareholders of $749 million, or $0.65 per common share, in the first quarter of 2008 and income from continuing operations applicable to common shareholders, before an extraordinary item, of $53 million, or $0.05 per common share, in the fourth quarter of 2008.

“In a difficult market environment, we continued to focus on winning new business, managing expenses and building the capital base. Our efforts resulted in market share gains in most of our businesses, a 10% decline in operating expenses and stronger capital ratios. The decision to reduce the dividend was not made lightly, and reflects our commitment to build capital further, pursue growth opportunities and, with the permission of our regulators, repay the government’s investment in BNY Mellon. We anticipate returning to our historic payout ratio as soon as practical.

“Given our global leadership position in asset management and securities servicing and the strength of our balance sheet, we remain confident in our ability to manage successfully through this global recession,” said Robert P. Kelly, chairman and chief executive officer of The Bank of New York Mellon Corporation.

First Quarter Highlights Unless otherwise noted, all comments begin with the results of the first quarter of 2009 and are compared to the first quarter of 2008. Please refer to the Quarterly Earnings Review for detailed business segment information.

Total revenue was $2.930 billion, comprised of $2.138 billion of fee and other revenue and $792 million of net interest revenue, and included a pre-tax charge for the write-down of certain investments ($347 million) in fee and other revenue.

Reconciliation of total revenue					1Q09 vs.
(dollar amounts in millions)	1Q09		4Q08	1Q08	1Q08	4Q08
Fee and other revenue	$2,138		$1,816	$2,980	(28)%	18%
Investment write-downs	347	(a)	1,241	73	N/M	N/M
Total fee and other revenue – Non-GAAP	2,485		3,057	3,053	(19)	(19)
Net interest revenue	792		1,070	767	3	(26)
Total revenue excluding investment write-downs – Non-GAAP	$3,277		$4,127	$3,820	(14)%	(21)%
(a)	Includes $295 million recorded in net securities gains (losses) and $52 million recorded in investment income.

N/M – Not meaningful.

•

Assets under custody and administration amounted to $19.5 trillion, a decrease of 16% compared with the prior year and a decrease of 3% (unannualized) sequentially, as the impact of new business converted during the first quarter was more than offset by lower market values and the impact of a stronger U.S. dollar. Assets under management, excluding securities lending assets, amounted to $881 billion at quarter end. This represents a decrease of 20% compared with the prior year. Sequentially, assets under management decreased 5% (unannualized). Net asset outflows in the first quarter totaled $12 billion, primarily due to outflows in treasury/government money market funds reflecting the historically low level of interest rates.

•

Securities servicing fees totaled $1.226 billion, a decrease of 20% year-over-year and 15% (unannualized) sequentially. Continued strong new business wins in our asset servicing businesses were more than offset by the impact of lower volumes and spreads associated with securities lending in asset servicing, lower market values, a stronger U.S. dollar and lower levels of fixed income issuances globally. Securities lending fee revenue totaled $90 million in the first quarter of 2009 compared with $245 million in the prior year period and $187 million sequentially.

•

Asset and wealth management fees totaled $609 million, a decline of 28% compared to the prior year and 7% (unannualized) sequentially reflecting the global weakness in market values and a stronger U.S. dollar, partially offset by new business. We continued to benefit from net client inflows into Wealth Management and stronger investment performance from the institutional boutiques. Performance fees totaled $7 million in the first quarter of 2009 compared with $20 million in the prior year and $44 million sequentially.

•

Foreign exchange and other trading activities totaled $307 million, an increase of 19% compared with $259 million in the prior year and a decrease of 40% (unannualized) compared with $510 million in the fourth quarter of 2008. The increase compared with the first quarter of 2008 reflects the benefit from a higher volatility of key currencies, partially offset by lower client volumes. The decrease sequentially reflects the impact of both lower volatility and client volumes.

•

Net interest revenue (FTE) totaled $796 million with a net interest margin of 1.89% and compares with the prior year of $773 million and 2.14%, respectively. The decline in the net interest margin reflects our conservative investment strategy in an uncertain environment, demonstrated by the increase in the proportion of average interest-earning assets invested in short term liquid investments rising from 32% to 49%. Also impacting the net interest margin was the decline in the value of noninterest bearing deposits as a result of historically low interest rates. Sequentially, net interest revenue declined by $281 million and the margin declined by 45 basis points due principally to the decline in the value of noninterest-bearing deposits together with an anticipated decline in the size of the balance sheet as short term credit markets normalized.

•

Securities portfolio losses totaled $295 million. This compares with a loss of $73 million in the first quarter of 2008 and a loss of $1.241 billion in the fourth quarter of 2008, which included an expected loss of $22 million and $208 million, respectively. Write-downs recorded in the first quarter of 2009 primarily reflect a deterioration in the credit quality of certain securities ($200 million) and the adverse impact of low interest rates on a structured tax investment ($95 million). The Company adopted FAS 115-2 in the first quarter of 2009. Further information on the investment portfolio is detailed in the Quarterly Earnings Review on page 9.

The provision for credit losses was $80 million in the first quarter of 2009 compared with $16 million in the first quarter of 2008 and $60 million in the fourth quarter of 2008. During the first quarter of 2009, the total allowance for credit losses increased by $30 million and net charge-offs totaled $50 million.

Total noninterest expense was $2.342 billion. This compares to noninterest expense of $2.612 billion in the first quarter of 2008 and $2.870 billion in the fourth quarter of 2008.

Reconciliation of noninterest expense				1Q09 vs.
(dollar amounts in millions)	1Q09	4Q08	1Q08	1Q08	4Q08
Noninterest expense	$2,342	$2,870	$2,612	(10)%	(18)%
Restructuring charges	10	181	–	N/M	N/M
Support agreement charges	(8)	163	14	N/M	N/M
Goodwill impairment – Mellon United National Bank	50	–	–	N/M	N/M
Subtotal	2,290	2,526	2,598	(12)%	(9)%
M&I expenses	68	97	126	(46)	(30)
Intangible amortization	108	116	122	(11)	(7)
Total noninterest expense, excluding restructuring charges, support agreement charges, goodwill impairment, M&I expenses and intangible amortization – Non-GAAP	$2,114	$2,313	$2,350	(10)%	(9)%

N/M – Not meaningful.

•

Total noninterest expense (excluding restructuring charges, support agreement charges, goodwill impairment, M&I expenses and intangible amortization) decreased 10% compared with the prior year and 9% sequentially. The decline in expense compared with both periods reflects lower staff expense, including lower incentives, strong expense control and a stronger U.S. dollar. The decrease sequentially included declines in nearly every expense category. The restructuring charge of $10 million in the first quarter of 2009 is related to a 4% reduction in staff positions announced in the fourth quarter of 2008. The goodwill impairment is related to a subsidiary bank based in Miami.

The effective tax rate was 27.2% in the first quarter of 2009. Excluding the impact of investment write-downs, restructuring charges, support agreement charges, goodwill impairment and M&I expenses, the effective tax rate was 32.6% in the first quarter of 2009.

•

The unrealized net of tax loss on our securities portfolio was $4.5 billion at March 31, 2009. The unrealized net of tax loss on our total securities portfolio was $4.1 billion at Dec. 31, 2008. Further information on the investment portfolio is detailed in the Quarterly Earnings Review on page 9.

Capital ratios - preliminary	March 31, 2009		Dec. 31, 2008	March 31, 2008
Tier 1 capital ratio	13.8	% (a)	13.3%	8.8%
Total (Tier 1 plus Tier 2) capital ratio	17.4		17.1	12.1
Leverage capital ratio	7.8		6.9	6.2
Total shareholders’ equity to assets ratio	13.9		11.8	13.9
Tangible common equity to tangible assets ratio (b)	4.2	(c)	3.8	4.4
(a)	The cumulative effect adjustment of adopting FAS 115-2 added approximately 33 bps to the Tier 1 ratio at March 31, 2009.
(b)	See page 11 for a calculation of this ratio.
(c)	Adoption of recent accounting changes added approximately 28 basis points to the tangible common equity to assets ratio.

Also, on April 21, 2009, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of 9 cents per common share. This cash dividend is payable on May 11, 2009 to shareholders of record as of the close of business on May 1, 2009. The decision to reduce the quarterly dividend from 24 cents reflects our commitment to build capital, pursue growth opportunities and, with the permission of our regulators, repay the government’s investment in the Company.

The Bank of New York Mellon Corporation is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. The company is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has $19.5 trillion in assets under custody and administration, $881 billion in assets under management, services more than $11 trillion in outstanding debt and processes global payments averaging $1.8 trillion per day. Additional information is available at www.bnymellon.com.

Earnings Release Format

Throughout this earnings release, all information is reported on a continuing operations basis unless otherwise noted. Quarterly returns are annualized. Certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Where financial measures are presented excluding certain specified amounts, we believe the presentation enhances investor understanding of period-to-period results.

Supplemental Financial Information

The Quarterly Earnings Review and supplemental financial trends for The Bank of New York Mellon Corporation have been updated through March 31, 2009 and are available at www.bnymellon.com (Investor Relations – financial reports).

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, chief financial officer, along with other members of executive management from The Bank of New York Mellon Corporation, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 21, 2009. This conference call and audio webcast will include forward-looking statements and may include other material information. Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (210) 838-9221 (International) Passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and supplement financial trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on April 21, 2009. Replays of the conference call and audio webcast will be available beginning April 21, 2009 at approximately 2:00 p.m. EDT through May 5, 2009 by dialing (866) 442-1776 (U.S.) or (203) 369-1076 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended
(dollar amounts in millions, except per common share amounts and unless otherwise noted; common shares in thousands)	March 31, 2009	Dec. 31, 2008		March 31, 2008
Return on tangible common equity:
GAAP	26.1%	6.7	% (a)	35.8%
Non-GAAP adjusted (b)	45.5%	61.5	% (a)	41.4%

Return on common equity:
GAAP	5.2%	0.8	% (a)	10.2%
Non-GAAP adjusted (c)	10.9%	16.9	% (a)	12.9%

Fee and other revenue as a percentage of total revenue (FTE)	73%	63%		79%
Excluding investment write-downs	76%	74%		80%

Annualized fee revenue (excluding investment write-downs) per employee (based on average headcount) (in thousands)	$237	$282		$289

Non-U.S. percent of revenue excluding investment write-downs (FTE)	29%	31%		32%

Pre-tax operating margin (FTE):
GAAP	18%	(1)%		30%
Non-GAAP adjusted (c)	33%	43%		38%

Net interest margin (FTE)	1.89%	2.34%		2.14%

Selected average balances:
Interest-earning assets	$169,685	$183,876		$145,118
Total assets	$220,119	$243,962		$200,790
Interest-bearing deposits	$102,849	$96,575		$92,881
Noninterest-bearing deposits	$43,561	$52,274		$26,240
Total shareholders’ equity	$27,978	$28,771		$29,551

Average common shares and equivalents outstanding:
Basic	1,146,070	1,144,839		1,134,280
Diluted	1,152,487	1,150,753		1,147,906

Period-end data
Assets under custody and administration (in trillions)	$19.5	$20.2		$23.1
Cross-border assets (in trillions)	$7.3	$7.5		$10.0
Market value of securities on loan (in billions) (d)	$293	$326		$660
Assets under management (in billions)	$881	$928		$1,105

Employees	42,000	42,900		42,600

Book value per common share	$22.03	$22.00		$24.89
Tangible book value per common share	$5.48	$5.18		$7.03
Dividend per common share	$0.24 (e)	$0.24		$0.24
Closing common stock price per common share	$28.25	$28.33		$41.73
Market capitalization	$32,585	$32,536		$47,732
(a)	Before extraordinary loss.
(b)	Calculated excluding M&I expenses, support agreement charges, restructuring charges, goodwill impairment and investment write-downs.
(c)	Calculated excluding M&I expenses, support agreement charges, restructuring charges, goodwill impairment, investment write-downs and intangible amortization expenses.
(d)	Represents the securities on loan, both cash and non-cash, managed by the Asset Servicing segment.
(e)	Represents the dividend paid in the first quarter of 2009. The dividend was reduced to 9 cents per common share in the second quarter of 2009.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended
(in millions, except per common share amounts)	March 31, 2009	Dec. 31, 2008	March 31, 2008
Fee and other revenue
Securities servicing fees:
Asset servicing	$609	$782	$899
Issuer services	364	388	376
Clearing services (a)	253	279	263
Total securities servicing fees	1,226	1,449	1,538
Asset and wealth management fees	609	657	842
Performance fees	7	44	20
Foreign exchange and other trading activities	307	510	259
Treasury services	126	134	124
Distribution and servicing	111	106	98
Financing-related fees	48	45	48
Investment income (a)	(21)	47	28
Other	20	65	96
Total fee revenue	2,433	3,057	3,053
Net securities gains (losses)	(295)	(1,241)	(73)
Total fee and other revenue	2,138	1,816	2,980
Net interest revenue
Interest revenue	998	1,551	1,656
Interest expense	206	481	889
Net interest revenue	792	1,070	767
Provision for credit losses	80	60	16
Net interest revenue after provision for credit losses	712	1,010	751
Noninterest expense
Staff	1,151	1,154	1,352
Professional, legal and other purchased services	262	307	252
Net occupancy	140	143	129
Distribution and servicing	107	123	130
Software	81	86	79
Furniture and equipment	77	86	79
Sub-custodian and clearing	66	80	70
Business development	44	76	66
Other (b)	228	421	207
Subtotal	2,156	2,476	2,364
Amortization of intangible assets	108	116	122
Restructuring charges	10	181	–
Merger and integration expenses:
The Bank of New York Mellon Corporation	68	97	121
Acquired Corporate Trust Business	–	–	5
Total noninterest expense	2,342	2,870	2,612
Income
Income (loss) from continuing operations before income taxes	508	(44)	1,119
Provision (benefit) for income taxes	138	(135)	361
Income from continuing operations	370	91	758
Discontinued operations:
Income (loss) from discontinued operations	–	2	(5)
Provision (benefit) for income taxes	–	1	(2)
Income (loss) from discontinued operations, net of tax	–	1	(3)
Extraordinary (loss) on consolidation of commercial paper conduit, net of tax	–	(26)	–
Net income	370	66	755
Net income attributable to noncontrolling interests, net of tax	(1)	(5)	(9)
Preferred dividends	(47)	(33)	–
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$322	$28	$746

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement – continued

	Quarter ended
(in millions, except per common share amounts)	March 31, 2009	Dec. 31, 2008	March 31, 2008
Earnings per share attributable to the common shareholders of The Bank of New York Mellon Corporation:
Basic:
Income from continuing operations	$0.28	$0.05	$0.65
Income (loss) from discontinued operations, net of tax	–	–	–
Extraordinary (loss), net of tax	–	(0.02)	–
Net income applicable to common stock	$0.28	$0.02 (c)	$0.65
Diluted:
Income from continuing operations	$0.28	$0.05	$0.65
Income (loss) from discontinued operations, net of tax	–	–	–
Extraordinary (loss), net of tax	–	(0.02)	–
Net income applicable to common stock	$0.28	$0.02 (c)	$0.65

Reconciliation of net income from continuing operations attributable to the common shareholders of The Bank of New York Mellon Corporation:
(in millions)
Income from continuing operations	$370	$91	$758
Preferred dividends	(47)	(33)	–
Net income attributable to noncontrolling interests, net of tax	(1)	(5)	(9)
Income from continuing operations, net of tax	322	53	749
Discontinued operations, net of tax	–	1	(3)
Extraordinary (loss) on the consolidation of commercial paper conduit, net of tax	–	(26)	–
Net income attributable to the common shareholders of The Bank of New York Mellon Corporation	$322	$28	$746
(a)	In the first quarter of 2009, fee revenue associated with an equity investment was reclassified from clearing services revenue to investment income. Fee revenue associated with an equity investment was a loss of $58 million in the first quarter of 2009, income of $9 million in the fourth quarter of 2008 and income of $4 million in the first quarter of 2008. Prior period amounts have been reclassified.
(b)	Includes support agreement charges of $(8) million in 1Q09, $163 million in 4Q08 and $14 million in 1Q08.
(c)	Does not foot due to rounding.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	March 31, 2009	Dec. 31, 2008
Assets
Cash and due from:
Banks	$3,649	$4,881
Federal Reserve and other central banks (includes $29,648 and $53,270 of interest-bearing deposits)	29,679	53,278
Other short-term investments—U.S. government-backed commercial paper, at fair value	–	5,629
Interest-bearing deposits with banks	41,643	39,126
Federal funds sold and securities purchased under resale agreements	2,548	2,000
Securities:
Held-to-maturity (fair value of $6,266 and $6,333)	6,985	7,371
Available-for-sale	30,378	32,064
Total securities	37,363	39,435
Trading assets	8,836	11,102
Loans	41,488	43,394
Allowance for loan losses	(470)	(415)
Net loans	41,018	42,979
Premises and equipment	1,718	1,686
Accrued interest receivable	500	619
Goodwill	15,805	15,898
Intangible assets	5,717	5,856
Other assets	15,002	15,023
Total assets	$203,478	$237,512

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$29,266	$55,816
Interest-bearing deposits in domestic offices	28,738	32,386
Interest-bearing deposits in foreign offices	75,590	71,471
Total deposits	133,594	159,673
Borrowing from Federal Reserve related to asset-backed commercial paper, at fair value	–	5,591
Federal funds purchased and securities sold under repurchase agreements	1,605	1,372
Trading liabilities	6,739	8,085
Payables to customers and broker-dealers	8,415	9,274
Commercial paper	279	138
Other borrowed funds	735	755
Accrued taxes and other expenses	3,380	4,052
Other liabilities (including allowance for lending related commitments of $89 and $114)	4,262	4,620
Long-term debt	16,232	15,865
Total liabilities	175,241	209,425
Shareholders’ equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 3,000,000 shares	2,795	2,786
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,153,877,457 and 1,148,507,561 common shares	12	11
Additional paid-in capital	20,452	20,432
Retained earnings	10,953	10,250
Accumulated other comprehensive loss, net of tax	(5,990)	(5,426)
Less: Treasury stock of 427,837 and 40,262 common shares, at cost	(12)	(3)
Total The Bank of New York Mellon Corporation shareholders’ equity	28,210	28,050
Noncontrolling interest	27	37
Total equity	28,237	28,087
Total liabilities and equity	$203,478	$237,512

Consolidated net income applicable to common shareholders of The Bank of New York Mellon Corporation including discontinued operations

Net income applicable to common shareholders of The Bank of New York Mellon Corporation, including discontinued operations, totaled $322 million, or $0.28 per common share, in the first quarter of 2009, compared with $28 million, or $0.02 per common share, in the fourth quarter of 2008 and $746 million, or $0.65 per common share, in the first quarter of 2008.

Supplemental information – Explanation of non-GAAP financial measures

Reported amounts are presented in accordance with GAAP. We believe that the supplemental non-GAAP information is useful to the investment community in analyzing the financial results and trends of our business. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management internally monitors financial performance. These non-GAAP items are also excluded from our segment measures used internally to evaluate segment performance because management does not consider them to be particularly relevant or useful in evaluating the operating performance of our business segments.

Reconciliation of net income and EPS – GAAP to Non-GAAP	1Q09			4Q08			1Q08
(in millions, except per common share amounts)	Net income	EPS		Net income	EPS		Net income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$322	$0.28		$28	$0.02		$746	$0.65
Discontinued operations (income) loss	–	–		(1)	–		3	–
Extraordinary loss on consolidation of commercial paper conduits, net of tax	–	–		26	0.02		–	–
Continuing operations	322	0.28		53	0.05	(a)	749	0.65
M&I expenses	41	0.04		58	0.05		75	0.07
Restructuring charges	7	0.01		107	0.09		–	–
Support agreement charges	(5)	–		97	0.08		8	0.01
Goodwill impairment	31	0.03		–	–		–	–
Continuing operations excluding M&I expenses, restructuring charges, support agreement charges and goodwill impairment	396	0.34	(a)	315	0.27		832	0.73
Investment write-downs	214	0.19		752	0.65		43	0.04
Continuing operations excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment and investment write-downs	610	0.53		1,067	0.93	(a)	875	0.76	(a)
Intangible amortization	66	0.06		71	0.06		75	0.07
Continuing operations excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment, investment write-downs and intangible amortization	$676	$0.59		$1,138	$0.99		$950	$0.83
(a)	Does not foot due to rounding.

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin (FTE)
(dollars in millions)	1Q09	4Q08	1Q08
Income from continuing operations before income taxes – GAAP	$508	$(44)	$1,119
FTE increment	12	16	15
Income from continuing operations before income taxes (FTE)	520	(28)	1,134
Investment write-downs	347 (a)	1,241	73
M&I expenses	68	97	126
Restructuring charges	10	181	–
Support agreement charges	(8)	163	14
Goodwill impairment	50	–	–
Intangible amortization	108	116	122
Income from continuing operations before income taxes (FTE) excluding investment write-downs, M&I expenses, restructuring charges, support agreement charges, goodwill impairment and intangible amortization	$1,095	$1,770	$1,469
Fee and other revenue – GAAP	$2,138	$1,816	$2,980
Add: FTE increment – Fee revenue	8	9	9
Net interest revenue – GAAP	792	1,070	767
Add: FTE increment – Net interest revenue	4	7	6
Total revenue (FTE)	2,942	2,902	3,762
Add: Investment write-downs	347 (a)	1,241	73
Total revenue (FTE) excluding investment write-downs	$3,289	$4,143	$3,835

Pre-tax operating margin (FTE) (b)	18%	(1)%	30%
Pre-tax operating margin (FTE) excluding investment write-downs, M&I expenses, restructuring charges, support agreement charges, goodwill impairment and intangible amortization (b)	33%	43%	38%
(a)	Includes $295 million recorded in net securities gains (losses) and $52 million recorded in investment income.
(b)	Income before taxes divided by total revenue (FTE).

Return on common equity and tangible common equity
(dollars in millions)	1Q09	4Q08	1Q08
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$322	$28	$746
Add: Intangible amortization	66	71	75
Net income applicable to common shareholders of The Bank of New York Mellon Corporation before extraordinary loss excluding intangible amortization	388	99	821
Discontinued operations (income) loss	–	(1)	3
Extraordinary loss on consolidation of commercial paper conduits, net of tax	–	26	–
Continuing operations	388	124	824
Add: M&I expenses	41	58	75
Restructuring charges	7	107	–
Support agreement charges	(5)	97	8
Goodwill impairment	31	–	–
Investment write-downs	214	752	43
Net income from continuing operations before extraordinary loss excluding intangible amortization, M&I expenses, restructuring charges, support agreement charges, goodwill impairment and investment write-downs	$676	$1,138	$950

Average common shareholders’ equity	$25,189	$26,812	$29,551
Less: Average goodwill	15,837	16,121	16,581
Average intangible assets	5,752	5,763	6,221
Add: Deferred tax liability – tax deductible goodwill	624	599	516
Deferred tax liability – non-tax deductible intangible assets	1,808	1,841	1,986
Average tangible common shareholders’ equity	$6,032	$7,368	$9,251

Return on tangible common equity before extraordinary loss – GAAP	26.1%	6.7%	35.8%
Return on tangible common equity before extraordinary loss excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment and investment write-downs	45.5%	61.5%	41.4%
Return on common equity before extraordinary loss – GAAP	5.2%	0.8%	10.2%
Return on common equity before extraordinary loss excluding M&I expenses, restructuring charges, support agreement charges, goodwill impairment, investment write-downs and intangible amortization	10.9%	16.9%	12.9%

Calculation of tangible common shareholders’ equity to assets
(dollars in millions)	1Q09	4Q08	1Q08
Common shareholders’ equity at period end	$25,415	$25,264	$28,475
Less: Goodwill	15,805	15,898	16,581
Intangible assets	5,717	5,856	6,353
Add: Deferred tax liability – tax deductible goodwill	624	599	516
Deferred tax liability – non-tax deductible intangible assets	1,808	1,841	1,986
Tangible common shareholders’ equity at period end	$6,325	$5,950	$8,043

Total assets at period end	$203,478	$237,512	$204,935
Less: Goodwill	15,805	15,898	16,581
Intangible assets	5,717	5,856	6,353
Cash on deposit with the Federal Reserve and other central banks (a)	29,679	53,278	1,236
U.S. Government-backed commercial paper (a)	–	5,629	–
Tangible total assets at period end	$152,277	$156,851	$180,765
Tangible common shareholders’ equity to tangible assets	4.2%	3.8%	4.4%
(a)	Assigned a zero percent risk weighting by the regulators.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Company’s ability to manage its business through the global recession; expectations with respect to the timing and amount of future dividends; building capital, pursuing growth opportunities and repayment of the TARP investment. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation (the “Company”) which make reference to the cautionary factors described in this earnings release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings release speak only as of April 21, 2009 and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.